UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12
FIRST WAVE BIOPHARMA, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

First Wave BioPharma, Inc.
777 Yamato Road, Suite 502
Boca Raton, Florida 33431
(561) 589-7020
Dear Fellow Stockholder,	July , 2022
On behalf of the Board of Directors and management of First Wave BioPharma, Inc. (“we”, “us” and “our”), a Delaware corporation, you are invited to attend our 2022 Annual Meeting of Stockholders including any adjournment or postponement thereof (the “Annual Meeting”) to be held on August 25, 2022 at 9:00 A.M. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/FWBI2022.
Details of the business to be conducted at the Annual Meeting are described in this proxy statement. We have also made available a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A filed with the Securities Exchange Commission on May 10, 2022) (the “Annual Report”) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting virtually, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the virtual Annual Meeting may vote during the virtual meeting, even if he or she has previously voted. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.
Our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.
Sincerely,

JAMES SAPIRSTEIN
President, Chief Executive Officer and Chairman of the Board of Directors
If you have any questions or require any assistance in voting your shares, please call:
Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-407-1875

NOTICE OF THE FIRST WAVE BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time	August 25, 2022 at 9:00 A.M., Eastern Time.

Place	Solely virtual via the Internet at www.virtualshareholdermeeting.com/FWBI2022.

Items of Business	1.
Election of six director nominees named in this proxy statement, each for a term of one year expiring at our 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.
Adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), at a specific ratio, ranging from one-for ten (1:10) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders(the “Reverse Split”);

	3.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

	4.	Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

	5.	Approval of the adjournment of the annual meeting to the extent there are insufficient proxies at the annual meeting to approve any one or more of the foregoing proposals.

Adjournments and Postponements
Any action on the items of business described above may be considered at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date
July 15, 2022 (the “Record Date”). Only stockholders of record holding shares of our Common Stock, Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission
You are invited to virtually attend the Annual Meeting if you are a stockholder of record or a beneficial owner of shares of our Common Stock, Series D Preferred Stock or Series E Preferred Stock as of the Record Date.

Availability of Proxy Materials	Our proxy materials and the Annual Report for the year ended December 31, 2021 are also available on the internet at: proxyvote.com.

Voting
If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the proxy card. Whether or not you expect to attend virtually, we urge you to submit your proxy to vote your shares as promptly as possible by following the instructions on your proxy card so that your shares may be represented and voted at the Annual Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS,

Boca Raton, Florida	JAMES SAPIRSTEIN
July , 2022	President, Chief Executive Officer and Chairman of the Board of Directors

First Wave BioPharma, Inc.
777 Yamato Road, Suite 502
Boca Raton, Florida 33431
(561) 589-7020
PROXY STATEMENT
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of First Wave BioPharma, Inc. (the “Company,” “we,” “us,” or “our”), for use at the upcoming 2022 Annual Meeting of Stockholders including any adjournment or postponement thereof (the “Annual Meeting”) to be held on August 25, 2022 at 9:00 A.M. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/FWBI2022. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”), holders of our Series D Convertible Preferred Stock, par value $0.0001 per share (“Series D Preferred Stock”), and holders of our Series E Convertible Preferred Stock, par value $0.0001 per share (“Series E Preferred Stock”, and together with the Series D Preferred Stock, the “Preferred Stock”).
This proxy statement, the enclosed proxy card and a copy of our annual report are first being mailed on or about July   26, 2022 to stockholders entitled to vote as of the close of business on July 15, 2022 (the “Record Date”). These proxy materials contain instructions on how to access this proxy statement and our annual report online at: proxyvote.com, and how to submit your proxy to vote via the internet, telephone and/or mail.
Voting
The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only stockholders holding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were (i) 41,590,308 shares of Common Stock issued and outstanding, (ii) 150 shares of Series D Preferred Stock issued and outstanding, and (iii) 150 shares of Series E Preferred Stock issued and outstanding. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Annual Meeting. Holders of record of shares of Preferred Stock have the right to vote only on the Reverse Stock Split Proposal (as defined herein). Holders of Common Stock and Preferred Stock will vote on the Reverse Stock Split Proposal as a single class.
Each holder of record of our Common Stock is entitled to one vote per share of Common Stock on each matter to be acted upon at the Annual Meeting.
Each holder of record of our Series D Preferred Stock is entitled to 5,007.51127 votes per share of Series D Preferred Stock, calculated by dividing the stated value of $1,000 per share of the Series D Preferred Stock by $0.1997 per share, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) immediately preceding the execution and delivery of the Securities Purchase Agreement, dated July 15, 2022, pursuant to which the Company issued the Series D Preferred Stock. The holders of record of our Series D Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal.
Each holder of record of our Series E Preferred Stock is entitled to 200,000,000 votes per share of Series E Preferred Stock, or an aggregate of 30,000,000,000 votes for all of the issued and outstanding shares of Series E Preferred Stock as of the Record Date; provided, that, such shares of Series E Preferred Stock shall, to the extent cast on the Reverse Stock Split Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of Common Stock and Series D Preferred Stock are voted on the Reverse Stock Split Proposal (excluding any shares of Common Stock and Series D Preferred Stock that affirmatively abstain or are otherwise not voted). As an example, if the holders of 50.5% of the outstanding Common Stock and Series D Preferred Stock voted at the Annual Meeting are voted for the Reverse Stock Split Proposal, 50.5% of the votes cast by the holders of the Series E Preferred Stock shall be cast for the Reverse Stock Split Proposal. The holders of record of our Series E Preferred Stock are entitled to vote only on the Reverse Stock Split Proposal.
Quorum
In order for any business to be conducted at the Annual Meeting, both (i) the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, and (ii) the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the Board, the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, the stockholders present or represented at the Annual Meeting and entitled to vote thereon, although less than a quorum, may adjourn the Annual Meeting until a quorum is present. The date, time and place and the means of remote communication, if any, of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Annual Meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.
Required Vote for Approval
No.	Proposal
1.
Election of Directors. The six director nominees who receive the highest number of affirmative votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

2.
Adoption and approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-ten (1:10) to one-for-twenty (1:20), at any time prior to the one-year anniversary date of the annual meeting, with the exact ratio to be determined by the Board without further approval or authorization of our stockholders (the “Reverse Split” and such proposal is referred to herein as the “Reverse Stock Split Proposal”). To approve the Reverse Stock Split Proposal. The Reverse Stock Split Proposal must be approved by the affirmative (“FOR”) vote of a majority in voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the Reverse Stock Split Proposal, voting together as a single class. Shares that are not represented at the Annual Meeting, abstentions and, if the Reverse Stock Split Proposal is deemed to be “non-routine” as described below, broker non-votes with respect to the Reverse Stock Split Proposal will have the same effect as a vote against the Reverse Stock Split Proposal. However, as further discussed under “Proposal No. 2 – Practical Effect of Abstentions and Broker Non-Votes,” because the Series E Preferred Stock has 200,000,000 votes per share on the Reverse Stock Split Proposal but such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Preferred Stock voted on the Reverse Stock Split Proposal at the Annual Meeting, the failure of a share of Common Stock to be voted on Proposal No. 2 will effectively have no impact on the outcome of the vote.

3.
Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement. To approve, on an advisory basis, the executive compensation of the Company’s named executive officers as described in this proxy statement. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

No.	Proposal
4.
Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

5.
Approval of the Adjournment of the Annual Meeting to the Extent There Are Insufficient Proxies at the Annual Meeting to Approve Any One or More of the Foregoing Proposals. To approve the adjournment of the Annual Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any proposal. This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

Abstentions and Broker Non-Votes
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting for or against a particular matter by a stockholder who is present, virtually, in person or by proxy, at an Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions regarding such matters, your broker may submit a proxy to vote on “routine” matters but not on “non-routine” matters and such proxy will be deemed a “broker non-vote” with respect to such “non-routine” proposals.
The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the NYSE until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.
For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal in the absence of your instruction. For a proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a broker or other nominee submits a proxy to vote on at least one “routine” proposal and indicates that it does not have, or is not exercising, voting authority on matters deemed “non-routine.” Broker non-votes will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.
Under Delaware law and our Amended and Restated Bylaws (our “Bylaws”), abstentions and broker non-votes, if any, with respect to Proposal 1 are not counted as votes cast on the matter and therefore will not affect the outcome of such proposal. Abstentions and, if such proposal is deemed to be “non-routine” as described above, broker non-votes, if any, with respect to Proposal 2 will have the same effect as a vote against such proposals. Abstentions and broker non-votes, if any, with respect to Proposals 3, 4 and 5 will not affect the outcome of such proposals. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. Abstention and broker non-votes will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.
Voting, Revocation and Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by telephone or otherwise.
We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $100,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.
If your proxy is properly returned to us, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the six director nominees named in this proxy statement; (ii) FOR the Reverse Split (in the case of the Series E Preferred Stock only, in the same proportions as shares of Common Stock and Series D Preferred Stock are voted on the Reverse Stock Split Proposal); (iii) FOR the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement; (iv) FOR indicating, on an advisory basis, one year as the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; (v) FOR the approval of the adjournment of the Annual Meeting to the extent there are insufficient proxies at the Annual Meeting to approve any one or more of the foregoing proposals; and (vi) at the discretion of the proxy holders, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.
If you have additional questions, need assistance in submitting your proxy or voting your shares of Common Stock or Preferred Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.
Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-407-1875
If you are a stockholder of record, you may revoke or change your proxy at any time before the Annual Meeting by filing, with our Chief Financial Officer at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, a notice of revocation or another signed proxy with a later date. If you are a stockholder of record, you may also revoke your proxy by attending the Annual Meeting and voting. Attendance at the Annual Meeting alone will not revoke your proxy.
No Appraisal Rights
Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.
Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement and the annual report, as well as the preparation and posting of this proxy statement, the annual report and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
General
Our Bylaws provide that the Board shall consist of one or more members, and that any newly created directorship that results from an increase in the number of directors or any vacancy on the Board will be filled solely by the affirmative vote of a majority of the directors then in office; provided that a vacancy created by the removal of a director by the stockholders may be filled by the stockholders. A director elected by the Board in the case of a newly created directorship will hold office for his or her full term until his or her successor is elected and qualified. A director elected by the Board in the case of a vacancy will hold office for the remaining term of his or her predecessor until his or her successor is elected and qualified.
Our Board currently consists of six directors. Each of the director nominees identified below has confirmed that he or she is able and willing to serve as a director if elected. If any of the director nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute director nominee recommended by the current Board.
Upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated James Sapirstein, Edward J. Borkowski, Charles J. Casamento, Terry Coelho, David Hoffman and Alastair Riddell for election at the Annual Meeting, each to serve for a one-year term until the conclusion of the 2023 annual meeting of stockholders or until their successor is duly elected and qualified.
Please see “Directors” below for more information, including the background and business experience of each director nominee taken into consideration by the Corporate Governance and Nominating Committee.
Required Vote and Recommendation
The election of directors requires the affirmative (“FOR”) vote of a plurality of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The six director nominees receiving the highest number of affirmative votes cast will be elected. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the below director nominees. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF
MESSRS. SAPIRSTEIN, BORKOWSKI, CASAMENTO AND HOFFMAN, MS. COELHO AND
DR. RIDDELL UNDER PROPOSAL ONE.

DIRECTOR COMPENSATION
The following section sets forth certain information regarding the nominees for election as directors. There are no family relationships between any of the directors and our Named Executive Officers.
Director Nominee, Title	Age
James Sapirstein - President, Chief Executive Officer, Chairman and Non-Independent Director	60
Edward J. Borkowski - Lead Independent Director	63
Charles J. Casamento - Independent Director	77
Terry Coelho - Independent Director	61
David Hoffman - Director	61
Alastair Riddell, MSc., MBChB., DSc. - Independent Director	73
James Sapirstein was appointed to the Board on October 8, 2019 and as our President and Chief Executive Officer effective that same day. Mr. Sapirstein was appointed Chair of the Board effective February 19, 2021. Prior to joining us, Mr. Sapirstein served as Chief Executive Officer and as a director of ContraVir Pharmaceuticals, Inc. (now known as Hepion Pharmaceuticals, Inc.) from March 2014 to October 2018. Previously, Mr. Sapirstein was the Chief Executive Officer of Alliqua Therapeutics from October 2012 to February 2014. He founded and served as Chief Executive Officer of Tobira Therapeutics from October 2006 to April 2011 and served as Executive Vice President, Metabolic and Endocrinology for Serono Laboratories from June 2002 to May 2005. Mr. Sapirstein’s earlier career included a number of senior level positions in the area of marketing and commercialization, including as Global Marketing Lead for Viread (tenofovir) while at Gilead Sciences and as Director of International Marketing of the Infectious Disease Division at Bristol Myers Squibb. Mr. Sapirstein is currently the Chair Emeritus of BioNJ, the New Jersey affiliate of the Biotechnology Innovation Organization, and also serves on the Emerging Companies and Health Section Boards of the Biotechnology Innovation Organization. Mr. Sapirstein received his bachelor’s degree in pharmacy from Rutgers University and holds an MBA degree in management from Fairleigh Dickinson University.
Mr. Sapirstein’s nearly 36 years of pharmaceutical industry experience which spans areas such as drug development and commercialization, including participation in 23 product launches, six of which were global launches led by him makes him a valuable asset to the Board and in his oversight and execution of our business plan.
Edward J. Borkowski was appointed to the Board in May 2015, and currently serves as our Lead Independent Director. Mr. Borkowski served as Chair of the Board from 2015 through his resignation effective as of February 19, 2021. Mr. Borkowski is a healthcare executive who currently serves as Executive Vice President for Therapeutics MD. He served as Executive Vice President of MiMedx Group, Inc. (Nasdaq: MDGX) from April 2018 until December 2019. Mr. Borkowski also served as a director for Co-Diagnostics, Inc. (Nasdaq: CODX), from May 2017 until June 2019. Previously, he served as the Chief Financial Officer of Aceto Corporation (Nasdaq: ACET) from February 2018 to April 2018, and has held several executive positions with Concordia International, an international specialty pharmaceutical company, between May 2015 to February 2018. Mr. Borkowski has also served as Chief Financial Officer of Amerigen Pharmaceuticals, a generic pharmaceutical company with a focus on oral, controlled release products and as the Chief Financial Officer and Executive Vice President of Mylan N.V. In addition, Mr. Borkowski previously held the position of Chief Financial Officer with Convatec, a global medical device company focused on wound care and ostomy, and Carefusion, a global medical device company for which he helped lead its spin-out from Cardinal Health into an independent public company. Mr. Borkowski has also served in senior financial positions at Pharmacia and American Home Products (Wyeth). He started his career with Arthur Andersen & Co. after receiving his MBA in accounting from Rutgers University subsequent to having earned his degree in Economics and Political Science from Allegheny College. Mr. Borkowski is currently a Trustee and a member of the Executive Committee of Allegheny College.
Mr. Borkowski’s extensive healthcare and financial expertise, together with his public company experience provides the Board and management with valuable insight in the growth of our business plan.
Charles J. Casamento was appointed to the Board in March 2017. Since 2007, Mr. Casamento has been executive director and principal of The Sage Group, a health care advisory group. Prior to that, Mr. Casamento was president and Chief Executive Officer of Osteologix, a startup company which he oversaw going public, from October 2004 until April 2007. Mr. Casamento was the founder of Questcor Pharmaceuticals where he was President, Chief Executive Officer and Chair from 1999 through 2004. During his time at Questcor, the company acquired Acthar, a product with sales that would eventually exceed $1.0 billion. Mr. Casamento also served as President, Chief Executive Officer and Chair of RiboGene Inc. until 1999 when RiboGene was merged another company to form Questcor. He was also the Co-Founder, President and Chief Executive Officer of Indevus (formerly Interneuron Pharmaceuticals) and has held senior management positions at Genzyme Corporation, where he was Senior Vice President, American Hospital Supply, where he was Vice President of Business Development for the Critical Care division, Johnson & Johnson, Hoffmann-LaRoche and Sandoz. He currently serves as Chairman of the Board of Directors of Relmada Therapeutics (OTCQB: RLMD) and also serves on the Board of Directors of Eton Pharmaceuticals (Nasdaq: ETON). During his career, he has served as a director on boards of 14 public companies. He is a member of the Fordham University Science Council and has been a guest lecturer at Fordham University. He was previously Vice Chairman of the Catholic Medical Mission Board, a large not-for-profit organization providing health care services to third world countries as well as a member of the Board of Directors of Mount Saint Michael Academy, a private high school in New York City. Mr. Casamento holds a bachelor’s degree in Pharmacy from Fordham University and an MBA with a concentration in Marketing Management from Iona College.
Mr. Casamento’s expertise and knowledge of the financial community combined with his experience in the healthcare sector makes him a valued member of the Board.
Terry Coelho was appointed to the Board on August 11, 2021. Ms. Coelho has served as the Executive Vice President, Chief Financial Officer & Chief Business Development Officer of CinCor Pharma, Inc. (NASDAQ: CINC), a clinical stage cardiorenal therapeutics company, since November 2021. Prior to her current role Ms. Coelho served as Executive Vice President and Chief Financial Officer at BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a commercial-stage specialty pharmaceutical company, since January 2019. Prior to her tenure at BDSI, Ms. Coelho served as Chief Financial Officer and Treasurer at Balchem Corporation (NASDAQ: BCPC) from October 2017 to October 2018. Previous to her role at Balchem she served as Chief Operating Officer for Diversey, Inc., a multi-billion-dollar global private equity carve-out from Sealed Air Corporation. She additionally held senior finance positions at Diversey Care, including that of Division Chief Financial Officer and VP of Global Commercial Excellence, from October 2014 through August 2017. Ms. Coelho has also served in senior finance and operational leadership roles of increasing responsibility with leading global organizations, including Mars, Incorporated, and Novartis Pharmaceuticals from 2007 to 2014, including serving as Global Head of Oncology Development Finance. Ms. Coelho earned an MBA in Finance from IBMEC in Brazil and a Bachelor of Arts degree in both Economics and International Relations, summa cum laude, from The American University School of International Service in Washington, DC. She has led Women’s Networking ERGs and is a founding Steering Committee Member of the CFO Leadership Council - Charlotte, North Carolina, chapter.
Ms. Coelho was selected as a director due to her financial background and experience as a senior financial officer of public companies.
David Hoffman, was appointed to the Board on April 27, 2022. Mr. Hoffman has served as Managing Partner of Miliardi Capital LLC, a venture capital firm specializing in consulting and principle investing in financial and insurance entities, since March 2021. Prior to his current role, Mr. Hoffman served as Senior Vice President for ED&F Man Capital Markets, Inc. (“ED&F”), a global broker dealer and current consulting client of Miliardi Capital LLC, from March 2019 through December 2021. In his role as Senior Vice President at ED&F, Mr. Hoffman ran a software startup called OptionsLive, which provided traders around the world with trading and analytical software to trade options. Mr. Hoffman remains the founder and Head of Sales for OptionsLive. Previous to his role at ED&F, Mr. Hoffman served as Managing Director and Head of Proprietary Trading for Nomura Securities Co., Ltd. (“Nomura”) in New York from October 2015 through January 2019. In his role at Nomura Securities, Mr. Hoffman supervised a team of professionals who traded Nomura’s capital in foreign exchange and fixed income markets. Mr. Hoffman also served in various roles at First Wave Bio, Inc., which was acquired by First Wave BioPharma, Inc. in September 2021, including as President and Treasurer from December 2015 through September 2021, as a member of the board of directors from December 2015 through September 2021, and as chair of the board of directors from December 2015 through September 2018. Mr. Hoffman received a bachelor’s degree in Economics from Rutgers College and earned an MBA in Finance from Columbia University.
Mr. Hoffman was designated for appointment as a director by the former stockholders of First Wave Bio, Inc. pursuant to the Agreement and Plan and Merger, dated as of September 13, 2021, by and among the Company, Alpha Merger Sub, Inc. and First Wave Bio, Inc., and his extensive financial and investing background and management experience makes him a qualified member of the Board.

Dr. Alastair Riddell was appointed to the Board in September 2015. Since June 2016, Dr. Riddell has served as Chair of Nemesis Biosciences Ltd and Chair of Feedback plc (LON: FDBK). He has also served as Chair of the South West Academic Health Science network in the UK since January 2016. Since his appointment in December 2015, Dr. Riddell has served as Non-Executive Director of Cristal Therapeutics in The Netherlands. From September 2012 to February 2016, he served as Chair of Definigen Ltd., and from November 2013 to September 2015 as Chair of Silence Therapeutics Ltd., and from October 2009 to November 2012 as Chair of Procure Therapeutics. Between 2007 to 2009, Dr. Riddell served as the Chief Executive Officer of Stem Cell Sciences plc. and between 2005 to 2007, served at Paradigm Therapeutics Ltd. as the Chief Executive Officer. Between 1998 to 2005, Dr. Riddell also served as the Chief Executive Officer of Pharmagene plc. Dr. Riddell began his career as a doctor in general practice in a variety of hospital specialties and holds a Master of Science and a Bachelor of Medicine and Surgery degrees. He was recently awarded a Doctorate of Science, Honoris Causa by Aston University.
Dr. Riddell’s medical background coupled with his expertise in the life sciences industry, directing all phases of clinical trials, before moving to sales, marketing and general management, makes him a well-qualified member of the Board.
Board Diversity Matrix
In accordance with Nasdaq’s recently adopted board diversity listing standards, we are also disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.
Board Diversity Matrix (As of July 15, 2022)
Total Number of Directors - 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	—	1
Demographic Information:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	2
Non-Executive Director Compensation
On October 1, 2020, our Board adopted a Non-Executive Director Compensation Policy under which each of our non-executive directors is entitled to receive the following cash compensation for their service on the Board (paid quarterly): (i) an annual retainer of $35,000; (ii) the chairman of the Board is entitled to receive an additional annual retainer in the amount of $20,000, (iii) the chair of the Audit Committee is entitled to receive an additional annual retainer in the amount of $10,000, (iv) each non-chairperson member of the Audit Committee is entitled to receive an additional annual retainer in the amount of $5,000, (v) the chair of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $7,500, (vi) each non-chairperson member of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $3,500, (vii) the chair of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $5,000, and (viii) each non-chairperson member of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $2,500. Additionally, under this policy, each of our non-executive directors is entitled to receive an annual grant of 4,123 stock options for their service on the Board during 2021, which vest in equal quarterly installments.
Effective September 1, 2021, our Board adopted an updated Non-Executive Director Compensation Policy under which each of our non-executive directors is entitled to receive the following cash compensation for their service on the Board (paid quarterly): (i) an annual retainer of $60,000; (ii) the chair of the Audit Committee is entitled to receive an additional annual retainer in the amount of $12,500, (iii) each non-chairperson member of the Audit Committee is entitled to receive an additional annual retainer in the amount of $5,000, (iv) the chair of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $10,000, (v) each non-chairperson member of the Compensation Committee is entitled to receive an additional annual retainer in the amount of $5,000, (vi) the chair of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $10,000, and (viii) each non-chairperson member of the Corporate Governance and Nominating Committee is entitled to receive an additional annual retainer in the amount of $5,000. Additionally, under this policy, each of our non-executive directors is entitled to receive an annual grant of 34,602 stock options for their service on the Board to purchase $50,000 of shares of Common Stock at a strike price equal to the closing price of the Common Stock on December 31, 2021, or $1.445 per share, which vest in equal quarterly installments.
Our Board will review the Non-Executive Director Compensation Policy on an annual basis prior to September 1 of each year.
The following table provides information regarding compensation paid to non-employee directors for the year ended December 31, 2021. Mr. Sapirstein did not receive compensation for his service on the Board as employee director for the year ended December 31, 2021. Information regarding executive compensation paid to Mr. Sapirstein during 2021 is reflected in the Summary Compensation table under “Executive Compensation” of this proxy statement.
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(3)	All Other Compensation	Total
Edward J. Borkowski	$68,125	—	$30,296	—	$98,421
Charles J. Casamento	$54,417	—	$30,296	—	$84,713
Alastair Riddell	$53,167	—	$30,296	—	$83,463
Vern L. Schramm(1)	$54,583	—	$30,296	—	$84,879
Gregory Oakes	$55,833	—	$30,296	—	$86,129
Terry Coelho(2)	$27,626	—	$1,303	—	$28,929
(1)	Mr. Schramm resigned from the board effective January 14, 2022.
(2)	Ms. Coelho was appointed to the board effective August 11, 2021.
(3)
Represents the aggregate grant date fair value of 4,123 stock options issued to each of Messrs. Borkowski, Casamento, Riddell, Oakes and Schramm on January 4, 2021, and 1,031 stock options issued to Ms. Coelho on September 9, 2021, our non-employee directors, calculated in accordance with ASC Topic 718.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last three years, on the Compensation Committee of any other entity that has one or more officers serving as a member of our Board.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
Effective as of February 19, 2021, our President and Chief Executive Officer, Mr. James Sapirstein, was appointed to serve as Chairman of our Board. The Board has chosen this structure because it believes Mr. Sapirstein serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Mr. Sapirstein has provided strong leadership to the Board and management, instilling a clear focus on our strategy and business plans. The Board believes that the combined role of Chairman and Chief Executive Officer better assists management in developing strategic direction and then more effectively holds management accountable for the execution of strategy once it is developed. Accordingly, the Board believes, at this time, that the combined role of Chairman and Chief Executive Officer, together with independent directors, is in the best interest of stockholders, because it provides the appropriate balance between strategy development and independent oversight of management. All directors, other than Mr. Sapirstein, are independent as defined under Nasdaq and SEC rules, and all committees of the Board are comprised entirely of independent directors.
Mr. Edward J. Borkowski currently serves as lead independent director and has the following responsibilities:
•	providing leadership to the Board in any situation where the Chairman’s role may be, or may be perceived to be, in conflict, and also chairing meetings when the Chairman is absent;
•	serving as liaison between the Chairman and the independent directors;
•	approving information sent to the Board; and;
•	approving meeting agendas for the Board.
The Board believes that the lead independent director further strengthens the Board’s independence and autonomous oversight of our business and also enhances Board communication and effectiveness. The role of lead independent director serves as a bridge between the independent directors and management.
Director Independence
The Board has determined that all of its members, other than Mr. Sapirstein, our President and Chief Executive Officer and Chairman of our Board, and Mr. Hoffman, are “independent” within the meaning of Nasdaq Listing Rule 5605(a)(2) under the rules of the Nasdaq Stock Market (“Nasdaq”), and the Securities and Exchange Commission (“SEC”) rules regarding independence.
Director Nomination Process
The Corporate Governance and Nominating Committee identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and are willing to continue their service as a director are considered for re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board. Although we do not have a formal diversity policy, in considering the suitability of director nominees, the Corporate Governance and Nominating Committee considers such factors as it deems appropriate to develop a Board and its committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Corporate Governance and Nominating Committee include sound judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the biopharma industry, clinical studies, FDA compliance, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a director candidate would be a desirable addition to the Board and its committees.
Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (a) pursuant to our notice of meeting, (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice is delivered by such stockholder to the secretary of the Company, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in our bylaws.

For any nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice, which must be delivered to the secretary of the Company at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.
To be in proper form, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business and residence address, and principal occupation or employment of the nominee, (ii) and all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (iii) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such nominee has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, (iv) such person’s written consent to being named in the Company’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected and (v) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were the stockholder giving notice hereunder and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including their names), including the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If requested by the Company, the information required on such nominee shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate shall promptly provide any other information reasonably requested by the Company.
Provided that stockholders provide the information above required for candidates recommended by stockholders, the Corporate Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its charter.
The Role of the Board in Risk Oversight
Our Board oversees a company-wide approach to risk management, determines our appropriate risk level in general, assesses the specific risks faced by us and reviews steps taken by management to manage those risks. Although our Board has ultimate oversight responsibility for the risk management process, specific areas of risk are overseen by designation of such duties and responsibilities to certain committees of the Board.
Specifically, the Board has designated certain fiduciary duties to its Compensation Committee, which is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Board has also designated specific fiduciary duties to its Audit Committee, which is responsible for overseeing the management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.
Code of Business Conduct and Ethics
The Board adopted a code of ethics (the “Code”) that applies to our directors, officers and employees. A copy of this Code is available on our website at www.firstwavebio.com/investors. We intend to disclose on our website any amendments to and waivers of the Code that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.
Stockholder Communications
If you wish to communicate with the Board, you may send your communication in writing to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.
You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Chief Financial Officer will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.
Meetings of the Board
Each of our directors who served during the year ended December 31, 2021 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during such year. Although directors are not required to attend our annual meeting of stockholders, they are encouraged to attend.

The following table represents the composition of each committee of the Board and meetings held as well as actions taken by unanimous written consent (“UWC”) in lieu of holding a meeting, during the fiscal year ended December 31, 2021:
Committees
Director	Board	Audit(2)(3)	Compensation(4)	Corporate Governance and Nominating(5)
Edward J. Borkowski(1)	X	X		CC
Charles J. Casamento	X	X
Alastair Riddell	X		X	X
James Sapirstein(1)	C
Gregory Oakes(2)	X		CC	X
Terry Coelho	X	CC	X
Meetings Held During 2021	8	5	1	—
Actions Taken by UWC During 2021	12	—	1	1
C - Chairman of the Board
CC - Committee Chairman
X - Member
(1)	Effective February 19, 2021, Mr. Borkowski resigned as Chairman of the Board and Mr. Sapirstein was appointed Chairman of the Board.
(2)	Effective June 16, 2022, Mr. Oakes resigned from the Board.
(2)
Effective August 11, 2021, Terry Coelho was appointed to the Board and effective September 9, 2021, was appointed to the Audit Committee as Chairman of the Audit Committee and to the Compensation Committee.

(3)	Effective September 9, 2021, the Board appointed Terry Coelho to the Audit Committee, replacing Dr. Riddell who resigned from the Audit Committee.
(4)
Effective September 9, 2021, the Board appointed Terry Coelho to the Compensation Committee, replacing Dr. Riddell who resigned from the Compensation Committee, and appointed Mr. Oakes to serve as Chairman of the Compensation Committee.

(5)
Effective September 9, 2021, the Board appointed Dr. Schramm to the Corporate Governance and Nominating Committee, replacing Mr. Casamento who resigned from the Corporate Governance and Nominating Committee. Dr. Schramm determined to not stand for re-election and resigned upon the expiration of his term at the Company’s prior annual meeting of stockholders. Mr. Oakes was appointed to the Corporate Governance and Nominating Committee to replace Dr. Schramm.

Board Committees
The standing committees of the Board consist of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Our Board has adopted written charters for each of these committees, copies of which are available on our website at www.firstwavebio.com/investors. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee	The duties and responsibilities of the Audit Committee include but are not limited to:

	•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
	•	discussing with our independent registered public accounting firm the independence of its members from its management;
	•	reviewing with our independent registered public accounting firm the scope and results of their audit;
	•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
	•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that are filed with the SEC;
	•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
	•	coordinating oversight of the Code and our disclosure controls and procedures on behalf of the Board;
	•	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
	•	reviewing and approving related-person transactions.

The rules of Nasdaq require our Audit Committee to consist of at least three directors, all of whom must be deemed to be independent directors under Nasdaq rules. The Board has affirmatively determined that Ms. Coelho and Messrs. Borkowski and Casamento, each meet the definition of “independent director” for purposes of serving on an Audit Committee under Nasdaq rules. Additionally, the Board has determined that Ms. Coelho and Messrs. Borkowski and Casamento each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee	The duties and responsibilities of the Compensation Committee include but are not limited to:

	•	reviewing key employee compensation goals, policies, plans and programs;
	•	reviewing and approving the compensation of our directors and executive officers;
	•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
	•	appointing and overseeing any compensation consultants or advisors to the Company.
The rules of Nasdaq require our Compensation Committee to consist entirely of independent directors. The Board has affirmatively determined that Ms. Coelho, Mr. Oakes and Dr. Riddell meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules.
Corporate Governance and Nominating Committee	The duties and responsibilities of the Corporate Governance and Nominating Committee include but are not limited to:

	•	assisting the Board in identifying qualified individuals to become members of the Board;
	•	determining the composition of the Board and monitoring the activities of the Board to assess overall effectiveness; and
	•	developing and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.
The rules of Nasdaq require our Corporate Governance and Nominating Committee to consist entirely of independent directors. The Board has affirmatively determined that Messrs. Borkowski and Oakes and Dr. Riddell meet the definition of “independent director” for purposes of serving on the Corporate Governance and Nominating Committee under Nasdaq rules.

EXECUTIVE COMPENSATION
The following table sets forth information regarding our current executive officers as appointed by the Board, each to serve in such position until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.
Executive Officer	Age	Title
James Sapirstein	60	President, Chief Executive Officer and Director
Sarah Romano	42	Chief Financial Officer
Our executive officers are appointed by and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with us. The following is a brief description of the qualifications and business experience of each of our current executive officers.
James Sapirstein. Please see Mr. Sapirstein’s biography under the “Director Compensation” section of this proxy statement.
Sarah Romano was appointed to serve as our Chief Financial Officer on March 1, 2022. Ms. Romano previously served as Chief Financial Officer of Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) (formerly EyeGate Pharmaceuticals, Inc.), a clinical-stage specialty pharmaceutical company developing products for treating ophthalmic diseases, from February 2017 through February 2022 and as its Corporate Controller from August 2016 to January 2017. Prior to joining Kiora, Ms. Romano served as Assistant Controller at TechTarget from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, and at Cognex Corporation from 2004 through 2008. Ms. Romano began her career as an auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Master of Accounting from Boston College.
Summary Compensation
The table set forth below reflects certain information regarding the compensation paid or accrued during the years ended December 31, 2021 and 2020 to our Chief Executive Officer and our executive officers, other than our Chief Executive Officer, who were serving as an executive officer as of December 31, 2021, and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).
Named Executive Officers	Year	Salary	Bonus	Equity Awards	All Other Compensation	Total
James Sapirstein President and Chief Executive Officer	2021	$480,000	$186,000(4)	$628,380(6)	$—	$1,294,380
	2020	$462,500	$159,505(5)	$837,840(7)	$—	$1,459,845
James Pennington(1) Chief Medical Officer	2021	$370,000	$49,406(4)	$63,181(6)	$—	$482,587
	2020	$260,000	$64,799(5)	$209,460(7)	$—	$534,259
Sarah Romano(2) Chief Financial Officer	2021	$—	$—	$—	$—	$—
	2020	$—	$—	$—	$—	$—
Daniel Schneiderman(3) Chief Financial Officer	2021	$285,000	$48,592(4)	$199,348(6)	$—	$532,940
	2020	$285,000	$71,029(5)	$451,352(7)	$—	$807,381
(1)	Dr. Pennington resigned as Chief Medical Officer on March 31, 2022. Dr. Pennington currently serves as a consultant to the Company.
(2)	Ms. Romano was appointed Chief Financial Officer effective March 1, 2022.
(3)	Mr. Schneiderman’s employment with us as Chief Financial Officer terminated effective February 28, 2022 due to his resignation.
(4)	Represents accrued and unpaid bonuses during 2021, as of December 31, 2021.
(5)	Represents accrued and unpaid bonuses during 2020, as of December 31, 2020.
(6)
Represents the grant date fair value of restricted stock and stock options issued during the year ended December 31, 2021, calculated in accordance with ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 14 of the notes to the consolidated financial statements contained in the Company’s Annual Report, filed with the SEC on March 31, 2022 (as amended on Form 10-K/A filed with the SEC on May 10, 2022).

(7)
Represents the grant date fair value of restricted stock and stock options issued during the year ended December 31, 2020, calculated in accordance with ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 14 of the notes to the consolidated financial statements contained in the Company’s Annual Report, filed with the SEC on March 30, 2020.

Employment Arrangements and Potential Payments upon Termination or Change of Control
Current Named Executive Officers
Sapirstein Employment Agreement. Effective October 8, 2019, we entered into an employment agreement with Mr. Sapirstein to serve as our President and Chief Executive Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Mr. Sapirstein originally provided for a base salary of $450,000 per year, which was subsequently increased to $480,000 per year during the year ended December 31, 2020. In addition to the base salary, Mr. Sapirstein is eligible to receive (i) a bonus of up to 40% of his base salary on an annual basis, based on certain milestones that are yet to be determined; (ii) 1% of net fees received by us upon entering into license agreements with any third-party with respect to any product currently in development or upon the sale of all or substantially all of our assets; (iii) a grant of 20,000 restricted shares of our Common Stock which are subject to vesting as follows (a) 10,000 upon the first commercial sale of adrulipase in the U.S., and (b) 10,000 upon our total market capitalization exceeding $1.0 billion for 20 consecutive trading days; (iv) a grant of 30,000 10-year stock options to purchase shares of our Common Stock which are subject to vesting as follows (a) 5,000 upon us initiating our next Phase 2 clinical trial in the U.S. for adrulipase, (b) 5,000 upon us completing our next or subsequent Phase 2 clinical trial in the U.S. for adrulipase, (c) 10,000 upon us initiating a Phase 2 clinical trial in the U.S. for adrulipase, and (d) 10,000 upon us initiating a Phase 1 clinical trial in the U.S. for any product other than adrulipase. Mr. Sapirstein is entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with his services to us.
In the event that Mr. Sapirstein’s employment is terminated by us for Cause, as defined in his employment agreement, or by Mr. Sapirstein voluntarily, then will not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. In the event that Mr. Sapirstein’s employment is terminated as a result of an Involuntary Termination Other than for Cause, as defined in the Agreement, Mr. Sapirstein will be entitled to receive the following compensation: (i) severance in the form of continuation of his salary (at the Base Salary rate in effect at the time of termination, but prior to any reduction triggering Good Reason) for a period of 12 months following the termination date; (ii) payment of Executive’s premiums to cover COBRA for a period of 12 months following the termination date; and (iii) a prorated annual bonus.
Romano Employment Agreement. Effective March 1, 2022, we entered into an employment agreement with Ms. Romano to serve as our Chief Financial Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Ms. Romano provides for a base salary of $365,000 per year. In addition to the base salary, Ms. Romano is eligible to receive an annual milestone cash bonus based on certain milestones that will be established by our Board or the Compensation Committee. On March 1, 2022, Ms. Romano was granted stock options to purchase 150,000 shares of Common Stock on March 1, 2022, with an exercise price of $1.18 per share, which shall vest in over a term of three years pursuant to her employment agreement. Ms. Romano is entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with her service to us. We may terminate Ms. Romano’s employment agreement at any time, with or without Cause, as such term is defined in her employment agreement.
In the event that Ms. Romano’s employment is terminated by us for Cause, as defined in Ms. Romano’s employment agreement, or by Ms. Romano voluntarily, she will not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. If we terminate her employment agreement without Cause, not in connection with a Change of Control, as such term is defined in Ms. Romano’s employment agreement, she will be entitled to (i) all salary owed through the date of termination; (ii) any unpaid annual milestone bonus; (iii) severance in the form of continuation of her salary for the greater of a period of six months following the termination date or the remaining term of the employment agreement; (iv) payment of premiums to cover COBRA for a period of six months following the termination date; (v) a prorated annual bonus equal to the target annual milestone bonus, if any, for the year of termination multiplied by the formula set forth in the agreement. If we terminate Ms. Romano’s employment agreement without Cause, in connection with a Change of Control, she will be entitled to the above and immediate accelerated vesting of any unvested options or other unvested awards.
Former Named Executive Officers
Schneiderman Employment Agreement. On January 2, 2020, we entered into an employment agreement with Mr. Schneiderman to serve as our Chief Financial Officer for a term of three years, subject to further renewal upon agreement of the parties. The employment agreement with Mr. Schneiderman provided for a base salary of $285,000 per year. In addition to the base salary, Mr. Schneiderman was eligible to receive (a) an annual milestone cash bonus based on certain milestones that will be established by our Board or the Compensation Committee, (b) grants of stock options to purchase such number of shares equal to one and a quarter percent (1.25%) of the issued and outstanding Common Stock on January 2, 2020, or 33,500 shares of Common Stock with an exercise price of $10.30 per share, which shall vest in over a term of three years. Mr. Schneiderman was entitled to receive 20 days of paid vacation, participate in full employee health benefits and receive reimbursement for all reasonable expenses incurred in connection with his service to us. Mr. Schneiderman’s employment agreement was terminable by us at any time, with or without Cause, as such term is defined in his employment agreement. Effective July 16, 2020, our Board approved an amended and restated option grant to Mr. Schneiderman, amending and restating the grant previously made on January 2, 2020, to reduce the amount of shares issuable upon exercise of such option to be the maximum number of shares Mr. Schneiderman was eligible to receive under the Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”) on the original grant date (or 30,000 shares), due to the 2014 Plan provisions relating to Section 162(m) limitations. On June 30, 2021, our Board rescinded and cancelled the option grant previously made to Mr. Schneiderman on July 16, 2020 covering an aggregate of 28,500 shares under the 2014 Plan and granted new stock options covering an aggregate of 28,600 shares under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) on substantially similar terms to the rescinded stock options.
In the event that Mr. Schneiderman’s employment was terminated by us for Cause, as defined in Mr. Schneiderman’s employment agreement, or by Mr. Schneiderman voluntarily, then he would not have been entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. If we terminated his employment agreement without Cause, not in connection with a Change of Control, as such term is defined in Mr. Schneiderman’s employment agreement, he would have been entitled to (i) all salary owed through the date of termination; (ii) any unpaid annual milestone bonus; (iii) severance in the form of continuation of his salary for the greater of a period of six months following the termination date or the remaining term of the employment agreement; (iv) payment of premiums to cover COBRA for a period of six months following the termination date; (v) a prorated annual bonus equal to the target annual milestone bonus, if any, for the year of termination multiplied by the formula set forth in the agreement. If we terminated Mr. Schneiderman’s employment agreement without Cause, in connection with a Change of Control, he would have been entitled to the above and immediate accelerated vesting of any unvested options or other unvested awards.
Mr. Schneiderman resigned from his position as our Chief Financial Officer effective February 28, 2022. Pursuant to the settlement agreement and release by and between the Company and Mr. Schneiderman, Mr. Schneiderman received: (i) all salary owed through February 28, 2022; (ii) his annual milestone bonus earned for the year ended December 31, 2021; (iii) a lump sum severance payment in an amount equal to six months of his base salary; (iv) payment of premiums to cover COBRA for a period of six months following February 28, 2022; (v) vesting of all unvested equity awards and extension of the period of time that Mr. Schneiderman may exercise any vested equity awards until the termination of such awards.
Pennington Employment Agreement. On May 28, 2018, we entered into an employment agreement with Mr. Pennington to serve as our Chief Medical Officer. The employment agreement with Dr. Pennington provided for a base annual salary of $250,000 which was subsequently increased to $425,000 per year during the year ended December 31, 2021. In addition to his salary, Dr. Pennington was eligible to receive an annual milestone bonus, awarded at the sole discretion of the Board based on his attainment of certain financial, clinical development, and/or business milestones established annually by the Board or Compensation Committee. The employment agreement was terminable by either party at any time. In the event of termination by us other than for cause, Dr. Pennington would have been entitled to three months’ severance payable over such period. In the event of termination by us other than for cause in connection with a Change of Control, Dr. Pennington would have received six months’ severance payable over such period.
Dr. Pennington retired from his position as our Chief Medical Officer on March 31, 2022 and transitioned to a consulting role.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive awards held by each of the Named Executive Officers outstanding as of December 31, 2021 and 2020:
		Option Awards				Stock Awards
Name(1)	Grant date	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)
James Sapirstein	10/8/2019	20,000	10,000(2)	$5.60	10/7/2029	—	—	—	—
	10/8/2019	—	—	—	10/7/2029	—	—	20,000(3)	112,000
	7/16/2020	24,166	5,834(4)	$8.50	7/15/2030	—	—	—	—
	6/30/2021	20,000	70,000(4)	$8.50	7/15/2030	—	—	—	—
James E. Pennington	6/28/2018	7,500	—	$30.40	6/27/2023	—	—	—	—
	6/13/2019	11,000	—	$17.50	6/12/2024	—	—	—	—
	7/16/2020	14,583	15,417(5)	$8.50	7/15/2030	—	—	—	—
	7/9/2021	1,584	8,416(6)	$7.50	7/8/2030	—	—	—	—
Daniel Schneiderman	1/2/2020	20,000	10,000(7)	$10.30	1/1/2030	—	—	—	—
	6/30/2021	12,152	12,848(8)	$8.50	7/15/2030	—	—	—	—
	6/30/2021	2,332	1,168(7)	$8.50	7/15/2030	—	—	—	—
(1)	Sarah Romano was appointed as Chief Financial Officer subsequent to the year ended December 31, 2021, and therefore is excluded from the table.
(2)
Represents stock options issued to Mr. Sapirstein on October 8, 2019 under the terms of his employment agreement, which options will vest as follows: (i) as to 10,000 shares upon our initiating a Phase 3 clinical trial in the U.S. for adrulipase.

(3)
Represents the restricted stock unit (“RSU”) award issued to Mr. Sapirstein on October 8, 2019 under the terms of his employment agreement, which RSU will vest as follows: (i) as to 10,000 shares upon the first commercial sale in the U.S. of adrulipase, and (ii) as to 10,000 shares upon our total market capitalization exceeding $1.0 billion for 20 consecutive trading days.

(4)
On June 30, 2021, the Board rescinded and cancelled certain stock option awards previously made under the 2014 Plan (the “Prior Sapirstein Awards”) to Mr. Sapirstein and issued new stock options awards (the “New Sapirstein Awards”) under the 2020 Plan in an equivalent amount and with equivalent exercise price, vesting and expiration terms to the Prior Sapirstein Awards. The terms of the New Sapirstein Awards covering 90,000 shares of the Common Stock at an exercise price of $8.50 per share comprised of (i) stock options to purchase 30,000 shares of Common Stock that vest over a term of 18 months in 18 equal monthly installments starting with the first monthly installment on February 16, 2022, (ii) stock options to purchase 20,000 shares of Common Stock that vested immediately upon the grant of such stock options, and (iii) stock options to purchase 40,000 shares of Common Stock subject to milestone-based vesting based upon the achievement of certain strategic milestones specified by the Board.

(5)	Represents stock options issued to Mr. Pennington on July 16, 2020, which options will vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of July 16, 2020.
(6)	Represents stock options issued to Mr. Pennington on July 9, 2021, which options will vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of July 9, 2021.
(7)
During the year ended December 31, 2020, the Board approved an amended and restated option grant to Mr. Schneiderman, amending and restating a grant previously made on January 2, 2020, to reduce the amount of shares issuable upon exercise of such option to be the maximum number of shares Mr. Schneiderman was eligible to receive under the 2014 Plan on the original grant date, or 30,000 shares (on a post-split basis), due to the 2014 Plan provisions relating to the Section 162(m) limitations. The Board also approved the issuance of a replacement option covering the balance of shares intended to be issued at that time, or 3,500 shares. The original stock option has an exercise price of $10.30, the closing sale price of Common Stock on January 2, 2020, which was the date of its original grant, and the replacement stock option has an exercise price of $8.50, the closing sale price of the Common Stock on its date of grant. Both the original stock option and the replacement stock option vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of January 2, 2020.

On June 30, 2021, the Board rescinded and cancelled certain stock option awards previously made under the 2014 Plan (the “Prior Schneiderman Awards”) to Mr. Schneiderman and issued new stock options awards (the “New Schneiderman Awards”) under the 2020 Plan in an equivalent amount and with equivalent exercise price, vesting and expiration terms to the Prior Schneiderman Awards. The terms of the New Schneiderman Awards covering 28,500 shares of the Common Stock at an exercise price of $8.50 per share comprised of (i) stock options to purchase 25,000 shares of Common Stock, of which options to purchase 7,986 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 17,014 shares of Common Stock will vest over a term of 2 years and 1 month in 25 equal monthly installments, and (ii) options to purchase 3,500 shares of Common Stock, of which options to purchase 1,750 shares of Common Stock vested immediately upon the grant of such options and the remaining options to purchase 1,750 shares of Common Stock vest over a term of 19 months in 19 equal monthly installments.
(8)	Represents stock options issued to Mr. Schneiderman on July 16, 2021, which options will vest over a term of three years, in 36 equal monthly installments on each monthly anniversary of July 16, 2021.
Related Party Transactions
Promissory Notes, Series B Private Placement and Series B Exchange
On December 20, 2019, Edward J. Borkowski, a Director, purchased a senior convertible promissory note (the “Borkowski Promissory Note”) for an original principal amount of $100,000, together with related warrants exercisable for 51,547 shares of Common Stock at an exercise price of $10.70, pursuant to a note purchase agreement by and between us and certain accredited investors. The Borkowski Promissory Note accrued interest at a rate of 9% per annum and was convertible at the option of the holder into shares of Common Stock at a price of $9.70 per share. On July 16, 2020, the Company conducted a private placement offering of Series B Preferred Stock and warrants (the “Series B Private Placement and Exchange”). In connection with the Series B Private Placement and Exchange, Mr. Borkowski purchased $250,000 worth of Series B Preferred Stock and related warrants for cash, and Mr. Borkowski also exchanged the balance of his outstanding Borkowski Promissory Note of $105,128 (including outstanding principal amount and accrued and unpaid interest thereon) for approximately 13.65 shares of Series B Preferred Stock convertible into 13,653 shares of Common Stock and warrants exercisable for 9,403 shares of Common Stock.
On July 16, 2020, in connection with the Series B Private Placement and the Exchange, James Sapirstein, President, Chief Executive Officer and Chairman of the Board purchased $100,000 worth of Series B Preferred Stock and related warrants for cash. Mr. Sapirstein received approximately 12.99 shares of Series B Preferred Stock convertible into 12,987 shares of Common Stock and warrants exercisable for 6,493 shares of Common Stock.
As of May 12, 2022, Messrs. Sapirstein and Borkowski have entered into waiver agreements with the Company pursuant to which they have agreed to permanently waive the exchange right related to their Series B Preferred Stock for any offering by the Company of its securities for cash consideration occurring on or after January 1, 2022.
Policy and Procedures Governing Related Party Transactions
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
The SEC rules define a related party transaction to include any transaction, arrangement or relationship which: (i) we are a participant; (ii) the amount involved exceeds $120,000; and (iii) executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our Common Stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock had or will have a direct or indirect material interest.
Although we do not maintain a formal written procedure for the review and approval of transactions with such related persons, it is our policy for the disinterested members of our Board to review all related party transactions on a case-by-case basis. To receive approval, a related-party transaction must have a legitimate business purpose for us and be on terms that are fair and reasonable to us and our stockholders and as favorable to us and our stockholders as would be available from non-related entities in comparable transactions.
All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.
Based solely upon a review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during the year ended December 31, 2021 and that such filings were timely.

Report of the Audit Committee
The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.
The Audit Committee has reviewed and discussed with management and Mazars USA LLP, our independent registered public accounting firm, the audited consolidated financial statements in the First Wave BioPharma, Inc. (formerly AzurRx BioPharma, Inc.) Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A filed with the SEC on May 10, 2022). The Audit Committee has also discussed with Mazars USA LLP those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301.
Mazars USA LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 (as amended on Form 10-K/A filed with the SEC on May 10, 2022).
RESPECTFULLY SUBMITTED,

Terry Coelho, Chair
Edward J. Borkowski
Charles J. Casamento

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information regarding shares of our capital stock beneficially owned as of July 15, 2022 by:
•	each of our officers and directors;
•	all officers and directors as a group; and
•
each person known by us to beneficially own five percent or more of the outstanding shares of our capital stock. Percentage of ownership is calculated based on 41,590,308 shares of Common Stock outstanding as of July 15, 2022.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent Ownership of Class(3)
Common Stock
Current Named Executive Officers and Directors
James Sapirstein, President and Chief Executive Officer(4)	197,280	*
Sarah Romano, Chief Financial Officer(5)	—	*
Edward J. Borkowski, Director Nominee(6)	440,309	1.1%
Charles J. Casamento, Director Nominee(7)	44,064	*
Terry Coelho, Director Nominee(8)	18,273	*
David Hoffman, Director Nominee	181,000	*
Alastair Riddell, Director Nominee(9)	48,569	*
Former Named Executive Officers
Daniel Schneiderman, Former Chief Financial Officer(10)	68,600	*
James E. Pennington, Former Chief Medical Officer	—	*
All Directors, Executive Officers and Former Named Executive Officers as a group (9 persons)	998,095	2.4%
Series D Preferred Stock(11)
Armistice Capital Master Fund Ltd.(12)	75	50%
Intracoastal Capital LLC(13)	75	50%
Series E Preferred Stock(11)
Armistice Capital Master Fund Ltd.(12)	75	50%
Intracoastal Capital LLC(13)	75	50%
*	Less than 1%.
(1)	Unless otherwise indicated, the address of such individual is c/o First Wave BioPharma, Inc., 777 Yamato Road, Suite 502, Boca Raton, Florida 33431.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options, preferred stock or other derivative securities that have not vested or that are not otherwise exercisable as of July 15, 2022, or which will not become vested or exercisable within 60 days of July 15, 2022.

(3)
Percentages are rounded to nearest tenth of a percent. Percentages are based on 41,590,308 shares of Common Stock outstanding, 150 shares of Series D Preferred Stock outstanding, or 150 shares of Series E Preferred Stock outstanding, as applicable. Warrants, options, preferred stock or other derivative securities that are presently exercisable or exercisable within 60 days of July 15, 2022, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4)
Includes (i) 116,949 shares of Common Stock issuable upon exercise of vested options, (ii) 15,396 shares of Common Stock issuable upon conversion of approximately 13.528 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through July 15, 2022, and (iii) 64,935 shares of Common Stock issuable upon exercise of warrants. Excludes (i) 153,051 shares of Common Stock issuable upon exercise of unvested options, and (ii) 20,000 shares of Common Stock issuable upon unvested Restricted Stock Units (RSUs). Pursuant to the Series B Exchange Right, Mr. Sapirstein has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022..

(5)	Excludes 150,000 shares of Common Stock issuable upon exercise of unvested options.
(6)
Includes (i) 40,977 shares of Common Stock, (ii) 307,923 shares of Common Stock issuable upon the exercise of warrants, (iii) 35,365 shares of Common Stock issuable upon exercise of vested options, (iv) 54,676 shares of Common Stock issuable upon conversion of approximately 48.043 shares of Series B Preferred Stock, which includes accrued and unpaid dividends through July 15, 2022, and (v) 1,368 shares of Common Stock held by Mr. Borkowski’s spouse. Excludes (i) 17,240 shares of Common Stock issuable upon exercise of unvested options, and (ii) 4,500 unvested and unissued restricted shares of Common Stock. Pursuant to the Series B Exchange Right, Mr. Borkowski has the right to exchange the stated value, plus accrued and unpaid dividends, of the shares of Series B Preferred Stock beneficially owned by him for securities offered by the Company in any offering for cash proceeds that occurred between July 16, 2020 and January 1, 2022.
(7)
Includes (i) 10,799 shares of Common Stock, (ii) 32,365 shares of Common Stock issuable upon exercise of vested options, and (iii) 900 shares of Common Stock held by La Jolla Lenox Trust, a family trust of which the Trustee is someone other than Mr. Casamento. Mr. Casamento and members of his immediate family are the sole beneficiaries of the trust. Excludes 17,240 shares of Common Stock issuable upon exercise of unvested options.

(8)	Includes 18,273 shares of Common Stock issuable upon exercise of vested options. Excludes 17,240 shares of Common Stock issuable upon exercise of unvested options.
(9)
Includes (i) 13,204 shares of Common Stock, and (ii) 35,365 shares of Common Stock issuable upon exercise of vested options. Excludes (i) 17,240 shares of Common Stock issuable upon exercise of unvested options, and (ii) 3,000 unvested restricted shares of Common Stock.

(10)	Includes (i) 100 shares of Common Stock and (ii) 68,500 shares of Common Stock issuable upon exercise of vested options.
(11)	No director, executive officer, or former executive officer of the Company is a holder of Series D Preferred Stock or Series E Preferred Stock.
(12)	The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(13)	The address of Intracoastal Capital LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

PROPOSAL NO. 2: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TEN (1:10) TO ONE-FOR-TWENTY (1:20), AT ANY TIME PRIOR TO THE ONE-YEAR ANNIVERSARY DATE OF THE ANNUAL MEETING, WITH THE EXACT RATIO TO BE DETERMINED BY THE BOARD
Overview
Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, for us to amend our Charter to authorize our Board to effect a reverse stock split (the “Charter Amendment”) of our issued and outstanding shares of Common Stock at a specific ratio, ranging from ten-for-one (10:1) to twenty-for-one (20:1) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal No. 2 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between ten and twenty shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding.
Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Appendix A to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Split must be effected on or prior to the one-year anniversary date of the Annual Meeting. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.
If adopted and approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Annual Meeting. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.
Purpose and Rationale for the Reverse Split
Avoid Delisting from the Nasdaq. On May 16, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market (the “Notice”). We are provided a compliance period of 180 calendar days from the date of the Notice, or until November 14, 2022, to regain compliance with the minimum closing bid requirement. If at any time before November 14, 2022, the closing bid price of our Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period to 20 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the minimum bid price requirement, and the matter would be resolved. If we do not regain compliance during the compliance period ending November 14, 2022, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notify Nasdaq of our intent to cure the deficiency.
Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the minimum bid price requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.
As of July 15, 2022, our Common Stock closed at $0.157 per share on The Nasdaq Capital Market. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our Common Stock as reported on The Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the Annual Meeting.
Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.
Other Effects. The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.
Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Risks of the Proposed Reverse Split
We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq.
If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.
A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.
If the Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Split may decrease the liquidity of our Common Stock.
The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.
Determination of the Ratio for the Reverse Split
If Proposal No. 2 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-ten (1:10) or exceed a ratio of one-for-twenty (1:20). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of July 15, 2022, after completion of the Reverse Split, we will have between 2,079,515 and 4,159,031 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.
Principal Effects of the Reverse Split
After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.
The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 10:1 to 20:1 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of July 15, 2022.
After Each Reverse Split Ratio
	Current	10:1	15:1	20:1
Common Stock Authorized(1)	50,000,000	50,000,000	50,000,000	50,000,000
Common Stock Issued and Outstanding	41,590,308	4,159,031	2,772,687	2,079,515
Number of Shares of Common Stock Reserved for Issuance	8,409,692	2,114,625(2)	1,409,750(2)	1,057,312(2)
Number of Shares of Common Stock Authorized but Unissued and Unreserved	0	43,726,344	45,817,563	46,863,173
Price per share, based on the closing price of our Common Stock on July 15, 2022	$0.157	$1.57(3)	$2.355(3)	$3.14(3)
(1)	The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Charter.
(2)
Includes (i) 160,311 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $13.42 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”), (ii) 38,700 shares of awarded but unissued restricted stock and restricted stock units under our 2014 Plan, (iii) 708,824 shares of Common Stock issuable upon exercise of stock options, with a weighted average exercise price of $2.83 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”), (iv) 1,405,536 shares of Common Stock available for future issuance under our 2020 Plan, (v) 14,717,767 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $3.10 per share, (vi) 718,495 shares of Common Stock issuable upon conversion of 631.337 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), including in respect of accrued and unpaid dividends of approximately $0.671 million through July 15, 2022 at a conversion price of $7.70 per share, and (vii) up to 1,396,614 additional shares of Common Stock issued pursuant to an exchange right in excess of amounts currently underlying Series B Preferred Stock if the holders of Series B Preferred Stock elect to exchange into our sale of shares of Common Stock at $2.6157 per share under our At The Market Offering Agreement, dated May 26, 2021 (the “ATM Agreement”), (viii) 1,000,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock, and (ix) 1,000,000 shares of Common Stock issuable upon conversion of Series E Preferred Stock.
(3)	The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the Common Stock on July 15, 2022.
After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.
Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “FWBI”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.
Effect on Outstanding Derivative Securities
The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of July 15, 2022 and are on a pre-Reverse Split basis), including:
•	160,311 shares of Common Stock issuable upon the exercise of stock options, at a weighted average exercise price of $13.42 per share under our 2014 Plan;
•	38,700 shares of granted, but unissued restricted stock and restricted stock units under our 2014 Plan;
•	14,717,767 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $3.10 per share;
•	708,824 shares of Common Stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.83 per share under our 2020 Plan;
•	1,405,536 shares of Common Stock that are available for future issuance under our 2020 Plan;
•	718,495 shares of Common Stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $0.671 million through July 15, 2022;
•
up to 1,396,614 additional shares of Common Stock issued pursuant to an exchange right in excess of amounts currently underlying Series B Preferred Stock if the holders of Series B Preferred Stock elect to exchange into our sale of shares of Common Stock at $2.6157 per share under the ATM Agreement.

•	1,000,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock; and
•	1,000,000 shares of Common Stock issuable upon conversion of Series E Preferred Stock.
The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.
Effect on Equity Incentive Plans
As of July 15, 2022, we had 160,311 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2014 Plan. Further, as of July 15, 2022, we had 708,824 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding options issued under our 2020 Plan, as well as 1,405,536 shares of Common Stock available for issuance under the 2020 Plan. Pursuant to the terms of the 2014 Plan and the 2020 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2014 Plan and the 2020 Plan to equitably reflect the effects of the

Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2014 Plan and the 2020 Plan will be similarly adjusted.
Background on our Series D Preferred Stock and Series E Preferred Stock
On July 15, 2022, we closed a preferred stock financing, in which we issued an aggregate of 150 shares of Series D Preferred Stock and 150 shares of Series E Preferred Stock. The shares of Preferred Stock have a stated value of $1,000 per share and are convertible, following the effective date of the Reverse Split, into an aggregate of 1,000,000 shares of Common Stock with respect to the Series D Preferred Stock and into an aggregate of 1,000,000 shares of Common Stock with respect to the Series E Preferred Stock. The terms of the Series D Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), and the terms of the Series E Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”, and together with the Series D Certificate of Designation, the “Certificates of Designation”), each filed with the State of Delaware and effective on July 15, 2022.
The shares of Preferred Stock do not have any voting rights except with respect to the Reverse Stock Split Proposal presented at this Annual Meeting and at any adjournments or postponements thereof, or otherwise as required by law or as set forth in the Certificates of Designation.
Each holder of record of our Series D Preferred Stock is entitled to an aggregate of 5,007.51127 votes per share of Series D Preferred Stock, calculated by dividing the stated value of $1,000 per share of the Series D Preferred Stock by $0.1997 per share, which is the Minimum Price as defined in Nasdaq Listing Rule 5635(d) immediately preceding the execution and delivery of the Securities Purchase Agreement, dated July 15, 2022, pursuant to which the Company issued the Series D Preferred Stock (the “Securities Purchase Agreement”).
Each holder of record of our Series E Preferred Stock is entitled to 200,000,000 votes per share of Series E Preferred Stock, or an aggregate of 30,000,000,000 votes for all of the issued and outstanding shares of Series E Preferred Stock as of the Record Date; provided, that, such shares of Series E Preferred Stock shall, to the extent cast on the Reverse Stock Split Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of Common Stock and Series D Preferred Stock are voted on the Reverse Stock Split Proposal (excluding any shares of Common Stock and Series D Preferred Stock that are not voted). As an example, if the holders of 50.5% of the outstanding Common Stock and Series D Preferred Stock voted at the Annual Meeting are voted for the Reverse Stock Split Proposal, 50.5% of the votes cast by the holders of the Series E Preferred Stock shall be deemed to be cast for the Reverse Stock Split Proposal.
The shares of Preferred Stock are outstanding as of the Record Date. In the Purchase Agreement, the holders of the Preferred Stock agreed to vote their shares at the Annual Meeting FOR the Reverse Stock Split Proposal (in the case of the Series E Preferred Stock only, in the same proportions as shares of Common Stock and Series D Preferred Stock are voted on the Reverse Stock Split Proposal).
Effective Date
The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Charter Amendment. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal No. 2. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.
Treatment of Fractional Shares
No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
Upon stockholder adoption and approval of this Proposal No. 2, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 1:10, if a stockholder held eleven shares of Common Stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of Common Stock but will maintain ownership of the remaining shares of Common Stock.
Record and Beneficial Stockholders
If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal No. 2 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.
Material Federal U.S. Income Tax Consequences of the Reverse Split
The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.
In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.
We will not recognize any gain or loss as a result of the proposed Reverse Split.
A stockholder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our common stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
Required Vote and Recommendation
In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 2 requires the affirmative (“FOR”) vote of a majority in voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on this Proposal No. 2, voting together as a single class. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this Proposal No. 2.
Practical Effect of Abstentions and Broker Non-Votes
Please note that if you prefer that the Proposal No. 2 not be approved, you should cast your vote against the proposal. Approval of this Proposal No. 2 requires the affirmative vote of the majority in voting power of the outstanding shares of our Common Stock and Preferred Stock entitled to vote on the proposal, voting as a single class. Since the Series E Convertible Preferred Stock has 200,000,000 votes per share on the proposal and votes of the shares of Series E Preferred Stock, when cast, are automatically voted in the same proportion as the aggregate shares of Common Stock and Series D Preferred Stock that are voted on this proposal, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote. Therefore, shares of Common Stock affirmatively voted against the proposal will have the effect of causing the proportion of Series E Convertible Preferred Stock voted against the proposal to increase accordingly and vice versa.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL NO. 3: APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY
STATEMENT

AND

PROPOSAL NO. 4: INDICATION, ON AN ADVISORY BASIS, OF THE PREFERRED FREQUENCY
OF STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS
Q: What are you voting on?
A:	In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, on:
Say-on-pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the various compensation tables and the related narrative disclosures (Proposal 3).
Say-on-frequency. Approval of the frequency of future say-on-pay votes (Proposal 4). Stockholders are not voting to approve the Board’s recommendation that these votes occur on an annual basis, but rather will be able to specify whether future votes should occur every one year, every two years or every three years.
Q: Why does your Board recommend a vote “FOR” the say-on-pay proposal (Proposal 3)?
A.	The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:
•	rewarding excellence in leadership and sustained financial performance; and
•	aligning our executives’ interests with those of our stockholders to create long-term value.
Q: Why does your Board recommend holding future say-on-pay votes every one year?
A.
The Board believes that its say-on-pay vote should be conducted every one year so that stockholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the executive compensation program, values the opinions expressed by stockholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

Q: What are the effects of these votes?
A:
Proposals 3 and 4 are advisory and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of these votes when evaluating our executive compensation program.

Proposals 3 and 4 are as follows:
Proposal 3:
“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”
Proposal 4:
Stockholders are being asked to indicate, on an advisory basis, how often advisory votes on executive compensation shall be held. The choices available on the attached proxy card, in accordance with SEC rules, are every one year, every two years, every three years, or to abstain.
Required Vote and Recommendation
In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of these Proposals No. 3 and No. 4 require the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to these proposals are not counted as votes cast and will not affect the outcome of such proposals.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

OUR BOARD RECOMMENDS A VOTE OF EVERY ONE YEAR ON PROPOSAL FOUR.

PROPOSAL NO. 5: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING
TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE MEETING
TO APPROVE ANY ONE OR MORE OF THE FOREGOING PROPOSALS.
Adjournment of the Annual Meeting
In the event that the number of shares of Common Stock and Preferred Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.
Required Vote and Recommendation
In accordance with our Charter, Bylaws and Delaware law, and as further discussed above under Abstentions and Broker Non-Votes, approval and adoption of this Proposal No. 5 requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FIVE.

ADDITIONAL INFORMATION
Deadline for Receipt of Stockholder Proposals for the 2023 Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by our Chief Financial Officer by writing to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, no later than 90 days, or May 12, 2023, nor more than 120 days, or April 12, 2023, prior to the first anniversary of the preceding year’s annual meeting. Submitted proposals must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single set of our proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of our proxy materials at no charge, please notify your broker or direct a written request to First Wave BioPharma, Inc., Attention: Chief Financial Officer - 777 Yamato Road, Suite 502, Boca Raton, Florida 33431, or contact us at (561) 589-7020. We undertake to deliver promptly, upon any such verbal or written request, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact us at the above address or phone number.
Other Matters
At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.
Solicitation of Proxies
The solicitation of proxies pursuant to this proxy statement is being made by us. Proxies may be solicited, among other methods, by mail, facsimile, telephone, telegraph, Internet and in person.
The expenses of preparing, printing and distributing this proxy statement and the accompanying form of proxy and the cost of soliciting proxies will be borne by us.
Copies of soliciting materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of Common Stock and Preferred Stock for whom they hold shares, and we will reimburse them for their reasonable out-of-pocket expenses in connection therewith.
We have engaged Alliance Advisors LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $200,000 in total. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING
VIRTUALLY, PLEASE READ THE PROXY STATEMENT AND THEN SUBMIT A PROXY TO VOTE
BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT
YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
BY ORDER OF THE BOARD OF DIRECTORS,

Boca Raton, Florida	JAMES SAPIRSTEIN
July , 2022	President, Chief Executive Officer and Chairman of the Board of Directors
If you have any questions or require any assistance in voting your shares, please call:
Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
866-407-1875

Appendix A
CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
FIRST WAVE BIOPHARMA, INC.
First Wave BioPharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: That a resolution was duly adopted on May 27, 2022, by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at an annual meeting of stockholders held on August 25, 2022, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:
Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended by replacing the second, third and fourth paragraphs of Article FOURTH with the following:
Upon effectiveness (“Effective Time”) of this amendment to the Amended and Restated Certificate of Incorporation of the Corporation, a one-for-[  ]1 reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each [  ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of our Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.
No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).
Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time.
SECOND: That said amendment will have an Effective Time of 12:01 A.M., Eastern Time, on   .
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this    day of     , 2022.
James Sapirstein
President and Chief Executive Officer
[1]
[Shall be a whole number equal to or greater than ten (10) and equal to or lesser than twenty (20), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).]

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FWBI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89306-P79141

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST WAVE BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of six director nominees, each for a term of one year	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Sapirstein, Chairman
02) Edward J. Borkowski
03) Charles J. Casamento
04) Terry Coelho
05) David Hoffman
06) Alastair Riddell

The Board of Directors recommends you vote FOR the following proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR for the following proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal 5:

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D89307-P79141

FIRST WAVE BIOPHARMA, INC.
Annual Meeting of Stockholders
August 25, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned revokes all previous proxies and constitutes and appoints James Sapirstein and Sarah Romano, and each of them, the true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of First Wave BioPharma, Inc. (the "*Company*") which the undersigned is entitled to vote at the Company's 2022 Annual Meeting of Stockholders (the "*Annual Meeting*"), to be held virtually at www.virtualshareholdermeeting.com/FWBI2022, on August 25, 2022 at 9:00 A.M. Eastern Time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals, each of which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee identified in Proposal No. 1, FOR Proposals No. 2, 3 and 5, and "1 Year" for Proposal No. 4, each of which have been proposed by the Board, and at the discretion of the proxy holder upon other matters as may properly come before the Annual Meeting.

Continued to the signed on reverse side